UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2011

Adino Energy Corporation
(Exact Name of Registrant as Specified in Charter)

Montana	333-74638	82-0369233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 City West Boulevard, Suite 300
Houston, Texas 77042
(Address of principal executive offices)

(281) 209 – 9800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

Effective January 1, 2011, Adino Energy Corporation (“Adino” or the “Company”) appointed Shannon W. McAdams, CFA, age 40, to serve as its Chief Financial Officer. The Company is paying Mr. McAdams an annual salary of $150,000.00. From April through December 2010, Mr. McAdams was retained by Adino as a consultant to assist the Company in developing its Exploration and Production business, arrange debt financing, and negotiate with vendors. The Company paid Mr. McAdams $170,500 in cash and common stock for these services.

From April 2007 through February 2010, Mr. McAdams was Director at Galway Group, LP, an energy advisory firm specializing in natural gas and renewables. While there, his work focused on financial advisory services and commodity research. From 2005 through 2006, Mr. McAdams was the Director of Origination at Technology Tree Group, Inc., where he was involved in all stages of commercialization of emerging technology companies.

A copy of the Company’s press release regarding Mr. McAdams’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 31, 2011, announcing the appointment of Shannon W. McAdams as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Adino Energy Corporation
(Registrant)

By:	/s/ Timothy G. Byrd, Sr.
Timothy G. Byrd, Sr.
Chief Executive Officer

Date: February 3, 2011